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                                                                                          EXHIBIT 11.1

                                             SOLIGEN TECHNOLOGIES, INC.

                                         COMPUTATION OF NET LOSS PER SHARE




                                                  THREE MONTHS ENDED            SIX MONTHS ENDED
                                                    SEPTEMBER 30,                 SEPTEMBER 30,
                                                    -------------                 -------------
                                                 1996           1995           1996           1995
                                                 ----           ----           ----           ----
Weighted average common shares outstanding   29,738,330     24,430,330     29,738,330     24,011,108
                                             ----------     ----------     ----------     ----------

Net loss                                     $ (408,000)    $ (351,000)    $ (962,000)    $ (756,000)
                                             ----------     ----------     ----------     ----------

Net loss per share                             $  (0.01)      $  (0.01)      $  (0.03)      $  (0.03)
                                               --------       --------       --------       --------


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